EXHIBIT 11.1

Certified Public Accountants (a professional corporation) 50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form 1-A of Vortex Brands, Co. of our report dated July 27, 2018, relating to our audit of the consolidated financial statements, which appears in the Amendment No. 1 to the Form 1-A of Vortex Brands, Co. for the period ended February 28, 2018.

Haynie & Company

Salt Lake City, Utah

August 31, 2018

	1785 West Printers Row	5974 South Fashion Pointe Dr., Suite 120	1221 West Mineral Avenue, Suite 202	873 North Cleveland Avenue	2702 N Loop 1604 East, Suite 202
An Association of Independent	Salt Lake City, Utah 84119	South Ogden, Utah 84403	Littleton, Colorado 80120-4544	Loveland, Colorado 80537	San Antonio, Texas 78232
Accounting Firms	(801) 972-4800	(801) 479-4800	(303) 734-4800	(303) 577-4800	(210) 979-0055